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                                                                   Exhibit 10.4


                           THE PHOENIX COMPANIES, INC.
                              DIRECTORS STOCK PLAN

                                   ARTICLE I.
                                     PURPOSE

         The purpose of the "THE PHOENIX COMPANIES, INC. DIRECTORS STOCK PLAN" (the "Plan") is to enable the Company to attract, retain and motivate well qualified non-employee directors and to enhance a long-term mutuality of interests between the non-employee directors and stockholders of the Company by granting stock and stock options as provided herein.

                                   ARTICLE II.
                                   DEFINITIONS

         2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

         (a) "Award" means any Option or Share Award.

         (b) "Board" means the Board of Directors of the Company.

         (c) "Cash Fees" means the amount of any fees that would, absent an election to receive an Elective Share Award pursuant to the terms of the Plan, be payable by the Company in cash to a Participant for any services to be performed by the Participant.

         (d) "Code" means the Internal Revenue Code of 1986, as amended.

         (e) "Common Stock" means the common stock of the Company, par value $0.01 per share.

         (f) "Company" means The Phoenix Companies, Inc., a Delaware corporation, and any successor thereto.

         (g) "Deferred Share" means a contractual right to receive one (1) Share on a deferred basis in accordance with the terms of the Plan.

         (h) "Elective Share Award" means any award of Shares made by reason of the election of a Participant to receive Shares in lieu of Cash Fees; provided that in no event shall any Elective Share Awards be issued prior to the second anniversary of the Initial Public Offering.

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                                                            Directors Stock Plan
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         (i) "Fair Market Value" means, on any date, the closing price of a
         Share as reported in the principal consolidated transaction reporting system for the New York Stock Exchange (or on such other recognized quotation system on which the trading prices of the Common Stock are quoted at the relevant time on such date). In the event that there are no Common Stock transactions reported on such tape (or other system) on such date, Fair Market Value means the closing price on the immediately preceding date on which Common Stock transactions were so reported.

         (j) "Family Member" means, as to a Participant, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), of such Participant, (ii) trust for the exclusive benefit of any of such persons and (iii) other entity owned solely by any such persons.

         (k) "Fee Share Award" means any award of Shares made at the direction of the Board in lieu of Cash Fees.

         (l) "Initial Public Offering" means the first day as of which sales of Common Stock are made to the public pursuant to the first underwritten public offering of the Common Stock.

         (m) "Option" means the right to purchase one (1) Share at a stated purchase price on the terms specified in Article V of the Plan. The Options are nonstatutory stock options not intended to qualify under
         Section 422 of the Code.

         (n) "Participant" means a member of the Board who is not an officer or employee of the Company or any entity controlling, controlled by, or under common control with the Company, and is not the beneficial owner of a controlling interest in the voting stock of the Company or of any entity that holds a controlling interest in the Company's voting stock.

         (o) "Plan" means The Phoenix Companies, Inc. Directors Stock Plan, as set forth herein and as amended from time to time.

         (p) "Share" means a share of Common Stock.

         (q) "Share Award" means any Elective Share Award or Fee Share Award.

         (r) "Stock Account" means a memorandum account established to record the deferral of certain compensation otherwise payable to a Participant which shall be deemed invested in Deferred Shares.

         (s) "Stock Incentive Plan" means The Phoenix Companies, Inc. Stock Incentive Plan, as the same may be amended from time to time.

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                                                     The Phoenix Companies, Inc.
                                                            Directors Stock Plan
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         2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                  ARTICLE III.
                                 ADMINISTRATION

         3.1 Rules, Interpretation and Determinations. The Plan shall be administered by the Board. The Board shall have full authority to interpret and administer the Plan, to establish, amend and rescind rules for carrying out the Plan, to construe the respective option agreements and to make all other determinations and to take all other actions that it deems necessary or advisable for administering the Plan; provided, however, that, prior to the fifth anniversary of the Demutualization, no adoption of any material rule relating to this Plan, no material amendment of any such rule, and no rescission of any material rule relating to this Plan, shall become effective unless the Company shall have notified the New York State Insurance Department in writing of its intention thereof and delivered a copy of any such proposed adoption, amendment or rescission at least 60 days prior to the proposed effective date thereof, or such shorter time as it may permit, and it has not disapproved such adoption, amendment or rescission within such period. Each determination, interpretation or other action made or taken by the Board shall be final and binding for all purposes and upon all persons, unless such determination, interpretation or action is inconsistent with or contrary to any determination by the New York State Insurance Department in accordance with this Plan, in which case the Board's determination, interpretation or action shall be void as of the date of the Department's determination. It is hereby provided that, prior to any such determination by the New York State Insurance Department, the Company will be provided with written notice thereof and a reasonable opportunity to respond to such determination by the Department.

         3.2 Agents and Expenses. The Board may appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements or other documents on its behalf. The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion from any such counsel or consultant and any computation received from any such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

                                   ARTICLE IV.
                     SHARES; ADJUSTMENT UPON CERTAIN EVENTS

         4.1 Source of Shares. Shares to be issued under the Plan may consist, in whole or in part, of treasury shares or authorized but unissued Shares not reserved for any other purpose.

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                                                            Directors Stock Plan
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         4.2 Number of Share Awards. Subject to the provisions of Section 4.5 hereof, the aggregate number of Shares that may be issued under the Plan as Share Awards under Article VI shall not exceed 500,000 Shares.

         4.3 Number of Options. Subject to the provisions of Section 4.5 hereof, the aggregate number of Shares issuable under the Plan pursuant to Options shall not exceed 0.5% of the total number of Shares outstanding immediately after the Initial Public Offering.

         4.4 Canceled, Terminated, or Forfeited Options. In the event Options are for any reason canceled, terminated or otherwise settled without the issuance of any Common Stock (including, but not limited to, shares tendered to exercise outstanding Options or shares tendered or withheld for taxes), the Shares subject to such Options shall again be available for the granting of Options under the Plan and the Stock Incentive Plan.

         4.5 Adjustment in Capitalization. In the event of any Share dividend or Common Stock split, recapitalization (including, but not limited to, the payment of an extra ordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, the aggregate number of shares of Common Stock available for Awards pursuant to either Section 4.2 or
Section 4.3, distributable in respect of deferred Shares or subject to outstanding Options, and the respective exercise prices applicable to outstanding Options shall be appropriately adjusted by the Board and the Board's determination shall be conclusive, unless such determination is inconsistent with or contrary to any determination by the New York State Insurance Department in accordance with this Plan, in which case the Board's determination shall be void as of the date of the Department's determination. It is hereby provided that, prior to any such determination by the New York State Insurance Department, the Company will be provided with written notice thereof and a reasonable opportunity to respond to such determination by the Department. It is hereby further provided however, that no adjustment shall occur by reason of the issuance of Common Stock in accordance with the demutualization of the predecessor to the Company and that any fractional shares resulting from any such adjustment shall be disregarded.

         4.6 Certain Limitations and Restrictions. The aggregate number of Shares available under Sections 4.2 and 4.3 shall reduce, on a Share for Share basis, the number of Shares available under the Stock Incentive Plan. Subject to the provisions of Section 4.5 hereof and Section 5.3 of the Stock Incentive Plan, the total number of Shares available under the Plan and the Stock Incentive Plan is as follows: (i) with respect to any person who on April 17, 2000 was, or at any time thereafter became or becomes, an officer, director, employee or agent of the Company and/or any of its Subsidiaries other than Phoenix Investment Partners, Ltd. ("PXP")(including, without limitation, any such officer, director, employee or agent who on April 17, 2000 also was, or at any time thereafter became or becomes an officer, director or employee of PXP), the aggregate number of Shares that are or may be subject to options under the Stock Incentive Plan,

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                                                     The Phoenix Companies, Inc.
                                                            Directors Stock Plan
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when added to the aggregate number of Shares that are or may be subject to
Options or other grants under the Plan, shall not exceed 5% of the total number of Shares outstanding immediately after the Initial Public Offering and (ii) with respect to any officer or employee of PXP (excluding any such person included in clause (i) of this Section 4.6), the aggregate number of Shares issuable under the Stock Incentive Plan shall not exceed 1% of the total number of Shares outstanding immediately after the Initial Public Offering. In addition, for the avoidance of doubt, no non-employee director of PXP may receive any Shares or Options under the Plan or any options under the Stock Incentive Plan as a consequence of his or her position as a non-employee director of PXP.

                                   ARTICLE V.
                           AWARDS AND TERMS OF OPTIONS

         5.1 Grant. The Board shall, subject to the approval of the Board, determine the Participants to whom Options shall be granted and, subject to
Section 5.2, the terms and conditions of any and all Options granted to Participants. In making such determination, the Board shall give due consideration to such factors as it deems appropriate, including, but not limited to, the performance of the Company. Any Options granted hereunder prior to the fifth anniversary of the Initial Public Offering shall be granted in substitution for a portion and shall in no event exceed fees that would otherwise have been payable in cash to the Participant for services as a director and not subject to a Share Award, in such manner and on such basis as the Board shall reasonably determine (including, without limitation, by application of the Black-Scholes option valuation methodology). Notwithstanding any other contrary provision in the Plan, no Options shall be granted prior to the first anniversary of the Initial Public Offering.

         5.2 Option Agreement. Options shall be evidenced by a written option agreement embodying the following terms:

         (a) Exercise Price. The exercise price per Share of an Option shall be not less than the Fair Market Value on the date such Option is granted.

         (b) Period of Exercisability. Each Option granted hereunder shall be immediately exercisable; provided that, in no event shall any Option be or become exercisable hereunder prior to the second anniversary of the Initial Public Offering and, if and to the extent this proviso limits the exercisability of any Option, the portion so limited shall become exercisable on such second anniversary. Each Option shall, if not previously exercised in accordance with the terms of the Plan, in all events expire upon the tenth (10th) anniversary of the date of the grant thereof. If a Participant shall cease to provide services to the Company, such Participant or, in the case of death, the Participant's estate or beneficiary, may exercise any Option held by the Participant at the date his or her service terminates until the earlier of (A) three (3) years from the date the Participant ceased to provide services to the Company and (B) the tenth anniversary of the date the Option was granted; provided, however, that if the Participant's service as a member of the Board terminates prior to the second

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                                                            Directors Stock Plan
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         anniversary of the Initial Public Offering, the Option may not be
         exercised prior to such second anniversary.

         (c) Procedure for Exercise. A Participant electing to exercise one (1) or more Options shall give written notice to the Secretary of the Company of such election and of the number of Shares he has elected to purchase. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Board have been made to assure full payment of the option price therefor. Without limiting the generality of the foregoing, payment of the Option price may be made
         (i) in cash or its equivalent, (ii) by exchanging shares of Common Stock owned by the optionee (which are not the subject of any pledge or other security interest), (iii) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Common Stock or (iv) by any combination of the foregoing; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such Option price. The Company may not make a loan to a Participant to facilitate such Participant's exercise of any of his or her Options.

                                   ARTICLE VI.
                                  SHARE AWARDS

         6.1 Fee Share Awards. Commencing with respect to fees payable for services rendered after the first anniversary of the Initial Public Offering, the Board may require that up to one-half of the Cash Fees otherwise payable to a Participant be payable in Shares, issuable as of the first day of the calendar quarter (or, with respect to the first Fee Share Award, the first day of the first calendar month after the twelve month anniversary of the Initial Public Offering) with respect to which the Cash Fees would otherwise have been payable to the Participant in cash (the "Date of Issuance"). Notwithstanding the foregoing, if the Date of Issuance determined in the preceding sentence is not a business day, the grant of Shares shall be made on the next following business day. The number of Shares to be issued as a Fee Share Award as of each Date of Issuance shall equal the greatest number of whole Shares derived from the quotient of (i) the dollar amount of the Cash Fees the Board has determined to pay in Shares and (ii) the Fair Market Value on the Date of Issuance. If, after the application of the preceding formula as of any Date of Issuance, there is a cash remainder, the Company shall pay the Participant the amount of such cash remainder as soon as practicable following such Date of Issuance. In no event shall any Shares acquired pursuant to any Fee Share Award be sold by a Participant prior to the second anniversary of the Initial Public Offering.

         6.2 Elective Share Awards. Commencing with respect to Cash Fees payable for services rendered after the second anniversary of the Initial Public Offering, a Participant may elect to have any portion of the fees that would otherwise have been payable to the Participant in cash for services as a director (less any amounts paid as Fee Share Awards or, until the fifth anniversary of the Initial Public Offering, granted as Options) paid in

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                                                     The Phoenix Companies, Inc.
                                                            Directors Stock Plan
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Shares. The Date of Issuance in respect of any Cash Fees which are part of the
Participant's annual retainer fees shall be the first day of the calendar quarter with respect to which the related Cash Fees would otherwise have been payable to the Participant, and in respect of any other Cash Fees, as of the first day of the calendar quarter following the quarter with respect to which such Cash Fees would otherwise have been payable to the Participant. Notwithstanding the foregoing, if the Date of Issuance determined in the preceding sentence is not a business day, the grant of Shares shall be made on the next following business day. The number of Shares to be issued as an Elective Share Award as of each Date of Issuance shall equal the greatest number of whole Shares derived from the quotient of (i) the dollar amount of the Cash Fees elected to be paid in Shares at such Date of Issuance in accordance with the second preceding sentence and (ii) the Fair Market Value on the Date of Issuance. If, after the application of the preceding formula as of any Date of Issuance, there is a cash remainder, the Company shall pay the Participant the amount of such cash remainder as soon as practicable following such Date of Issuance.

                                  ARTICLE VII.
                             RECEIPT OF SHARE AWARDS

         7.1 Election. A Participant may elect to defer receipt of all or any part of the Shares issuable to the Participant in respect of any Share Award. Any such election shall be made (a) as to which the Date of Issuance is in the same calendar year in which the Plan becomes effective, within thirty days of the date this Plan is adopted and (b) with respect to any other Fee Share Award or Elective Share Award, by December 31 of the calendar year prior to the year in which the Date of Issuance would otherwise occur. Notwithstanding the immediately preceding sentence, any person who becomes a Participant after the adoption of the Plan may elect, not later than the end of the calendar month in which the Participant becomes a member of the Board, to defer delivery of all or any part of the Shares deliverable in respect of any Share Award to be made following such election.

         7.2 Form and Duration of Election. An election to defer receipt shall be made by written notice filed with the Secretary of the Company. Such election shall continue in effect (including with respect to Share Awards for subsequent calendar years) unless and until the Participant revokes or modifies such election by written notice filed with the Secretary of the Company. Any such revocation or modification of a deferral election shall become effective as of the end of the calendar year in which such notice is given and only with respect to Share Awards to be made in subsequent calendar years. Amounts credited to the Participant's Stock Account prior to the effective date of any such revocation or modification of a deferral election shall not be affected by such revocation or modification and shall be distributed only in accordance with the otherwise applicable terms of the Plan. A Participant who has revoked an election to participate in the Plan may file a new election to defer Share Awards with respect to Shares to be granted in the calendar year following the year in which such election is filed.

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         7.3 Stock Account. Any Share Award as to which a Participant has elected to defer delivery of the Shares shall be credited to the Participant's Stock Account and shall be deemed to be invested in a number of Deferred Shares equal to the number of Shares that would otherwise have been delivered to the Participant. Whenever a dividend other than a dividend payable in the form of Shares is declared with respect to the Shares, the number of Deferred Shares in the Participant's Stock Account shall be increased by the number of Deferred Shares determined by dividing (a) the product of (i) the number of Deferred Shares in the Participant's Stock Account on the related dividend record date and (ii) the amount of any cash dividend declared by the Company on a Share (or, in the case of any dividend distributable in property other than Shares, the per share value of such dividend, as determined by the Company for purposes of income tax reporting) by (b) the Fair Market Value on the related dividend payment date. In the case of any dividend declared on Shares which is payable in Shares, the Participant's Stock Account shall be increased by the number of Deferred Shares equal to the product of (a) the number of Deferred Shares credited to the Participant's Stock Account on the related dividend record date and (b) the number of Shares (including any fraction thereof) distributable as a dividend on a Share. In the event of any change in the number or kind of outstanding Shares by reason of any recapitalization, reorganization, merger, consolidation, stock split or any similar change affecting the Shares, other than a stock dividend as provided above, the Board shall make an appropriate adjustment in the number of Deferred Shares credited to the Participant's Stock Account.

         7.4 Distribution from Accounts Upon Termination of Service as a Director. All distributions from the Participant's Stock Account shall be made in Shares. At the time a Participant makes a deferral election pursuant to
Section 7.1, the Participant shall also file with the Secretary of the Company a written election with respect to whether such distribution (a) shall commence immediately following the date the Participant ceases to be a Participant or on the first business day of any calendar year following the calendar year in which the Participant ceases to be a Participant and (b) shall be in one lump-sum or in such number of annual installments (not to exceed ten) as the Participant may designate. If installments are elected, the number of Shares distributable with respect to each installment shall be equal to the number of Deferred Shares then credited to the Stock Account times a fraction, the numerator of which is one
(1) and the denominator of which is the number of installments (including the current installment) remaining to be paid. A Participant may at any time, and from time to time, change any distribution election applicable to the Participant's Stock Account; provided that no election to change the timing of any such distribution shall be effective unless it is made in writing and received by the Secretary of the Company at least one full calendar year prior to the time at which the Participant ceases to provide services to the Company. If a Participant fails to specify a commencement date for a distribution in accordance with this Section 7.4, such distribution shall commence on the first business day of the calendar year immediately following the year in which the Participant ceases to be a Participant. If a Participant fails to specify whether distribution shall be made in a lump-sum or in a number of installments, such distribution shall be made in a lump-sum. In the case of any distribution being made in annual installments, each installment after the first installment

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                                                            Directors Stock Plan
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shall be paid on the first business day of each subsequent calendar year until the entire amount subject to such installments shall have been paid.

                                  ARTICLE VIII.
                            TRANSFERABILITY OF AWARDS

         No Award shall be transferable by the Participant otherwise than by will or under the applicable laws of descent and distribution; provided that the Board may, in the Option agreement or otherwise, permit transfers of Options by gift or a domestic relations order to Family Members. In addition, no Award shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and no Award shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Award, or in the event of any levy upon any Award by reason of any attachment or similar process contrary to the provisions hereof, such Award shall immediately become null and void.

                                   ARTICLE IX.
                     TERMINATION, MODIFICATION AND AMENDMENT

         The Board at any time may terminate the Plan, and from time to time may amend or modify the Plan; provided, however, that any amendment which would (a) increase the number of shares available for issuance under the Plan, (b) lower the minimum exercise price at which an Option may be granted or (c) extend the maximum term for Options granted hereunder shall be subject to the approval of the Company's shareholders and no amendment made prior to the fifth anniversary of the Initial Public Offering shall be or become effective without the prior written consent of the New York Superintendent of Insurance. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the Participant.

                                   ARTICLE X.
                               GENERAL PROVISIONS

         10.1 No Right to Remain as a Director. The Plan shall not impose any obligations on the Company to retain any Participant as a director nor shall it impose any obligation on the part of any Participant to remain in service to the Company.

         10.2 Investment Representation; Registration. If the Board determines that the law so requires, the holder of an Option granted hereunder or the recipient of Shares in respect of any Share Award shall execute and deliver to the Company a written statement, in form satisfactory to the Company, representing and warranting that he is purchasing or accepting the Shares then acquired for his own account and not with a view to the resale or distribution thereof, that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended, which Registration Statement shall have become effective and shall be current with respect to the Shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act,

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and that in claiming such exemption the holder will, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion from counsel approved by the Company as to the availability of such exemption. If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale of Shares under the Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

         10.3 No Right to Specific Assets. Nothing contained in the Plan and no action taken pursuant to the Plan (including, without limitation, the grant of any Award hereunder) shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Participant, the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. To the extent that any Participant or his executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

         10.4 Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any Shares covered by his Option or related to Deferred Shares until he shall have become the holder of record of such Shares.

         10.5 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

         10.6 Controlling Law. The Plan shall be construed and enforced according to the laws of the State of New York.

         10.7 Indemnification. Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan (in the absence of bad faith) and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him; provided that he shall give prior written consent to the Company and an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such person may be entitled under the Company's Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.

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         10.8 Term of Plan. The Plan shall be effective upon the later of (a)
its adoption by the Board and approval by Phoenix Life Insurance Company, the sole shareholder of the Company and by the New York Superintendent of Insurance and (b) at such time as shares are publicly available. The Plan shall continue in effect, unless sooner terminated pursuant to Article IX, until no more shares are available for issuance under the Plan.

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                                                     The Phoenix Companies, Inc.
                                                            Directors Stock Plan